Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

Voya Retirement Insurance and Annuity Company

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title[1]	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit[2]	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Other	Other	415(a)(6)	$169,200,000	Not applicable	$169,200,000	Not applicable	Not applicable	Form S-3	333-266021	July 5, 2022	$15,685
	Total Offering Amounts					$169,200,000	$153.10	$25,904.52
	Total Fees Previously Paid							$15,685
	Total Fee Offsets							Not applicable
	Net Fee Due							$10,219.52

Explanations Related to Table Above:

[1]	There is only a single class of the market value adjustment securities registered on this Form S-3. Likewise, there was only a single class of market value adjustment securities registered on the prior Form S-3 from which securities are being carried over.

[2]	Not applicable because market value adjustment securities are sold based on dollars invested, rather than based on a price per unit.

[3]	This registration statement includes unsold securities previously registered under the Securities Act of 1933 (“Securities Act”) on Form S-3 (File No. 333-266021) filed by the Registrant on July 5, 2022 (“Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, all unsold securities from the Prior Registration Statement will be added to this Registration Statement and the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As of May 31, 2025, there were $169,200 of unsold securities registered pursuant to the Prior Registration Statement.